Exhibit 10.5

AMENDMENT

EMPLOYMENT AGREEMENT

This Amendment (this "**Amendment**"), effective as of 18 September 2020 (the "**Effective Date**"), is by and between

(1) **COMPASS Pathfinder Limited (f/k/a COMPASS Pathways Limited**), whose registered office is at 3rd Floor, 1 Ashley Road, Altrincham, Cheshire, WA14 2DT, United Kingdom ("COMPASS" or "Employer"), and

(2) **Lars Wilde**, an individual, having an address of In der Rehwiese 3, 40629 Duesseldorf, Germany (the "Employee"),

WITNESSETH:

WHEREAS, Employee and COMPASS are parties to that certain Agreement dated August 1, 2017 (the "**Original Agreement**"), pursuant to which Employee provides services to COMPASS;

WHEREAS, the parties now desire to amend the Original Agreement to increase Employee's remuneration.

NOW, THEREFORE, in consideration of the foregoing premises and the terms and conditions set forth below, the parties agrees as follows:

1. Section 4 (Remuneration) of the Original Agreement shall be amended to read as follows, which shaell replace and cancel the original language of Section 4:

"(1) Salary: The Employee will receive for his contractual services an annual gross salary of £320,000. Salary is payable monthly in arrears on or about the last Friday of each calendar month.

(2) Annual Bonus: The Employee shall be eligible to earn an annual incentive bonus, with a target bonus amount of 45% of the Employee's basic salary (and the ability to earn up to 125% of that target bonus amount in certain circumstances), subject to such terms and with such individual, team or corporate targets as the Board may communicate from time to time. The Board shall be entitled to determine whether such targets have been met and where such targets have been met in full or part shall have a discretion to determine whether to make payments and, if so, in what amount and when.

(2)(a) The Board may suspend, alter or discontinue any bonus payment(s) or any bonus plan and its eligibility requirements at any time (whether generally or in relation to the Employee only) at its absolute discretion. If the Employee receives any bonus payment the Company is not obliged to make any further bonus payments and any bonus payment will not become part of the Employee's contractual remuneration or fixed salary. In order to be eligible to receive a bonus payment, the Employee must be in the Company's employment and not under notice, given or received on the date that the bonus is paid. Bonus entitlement does not accrue in the course of a year, and the Employee is not entitled to payment of a bonus, or any pro rata portion of it, if the Employee leaves employment prior to the date that the bonus is paid.

CONFIDENTIAL

CONFIDENTIAL Exhibit 10.5 (2)(b) The Employee shall not be eligible to be considered for any bonus nor shall any bonus be paid if the Employee is subject to any disciplinary action or investigation at the date any bonus is being considered and/or at the bonus payment date (as applicable) although the Company may reconsider the matter upon the conclusion of the disciplinary action or investigation in question. 2. This Amendment shall be effective on and after the Effective Date. To the extent there are any inconsistencies between this Amendment and the Original Agreement, this Amendment will control but solely as to the subject matter herein. Capitalized terms not otherwise defined herein shall have the same meaning given those terms in the Original Agreement, it being the intent of the parties that the Original Agreement and this Amendment will be applied and construed as a single instrument. The Original Agreement, as modified by this Amendment, constitutes the entire agreement between the Employee and COMPASS regarding the subject matter of this Amendment and supersedes all prior or contemporaneous writings and understandings between the parties regarding the same. 3. This Amendment may by executed in counterparts, each of which, when executed and delivered, shall be deemed to be an original and all of which together shall constitute one and the same document. Signatures to this Amendment transmitted by facsimile transmission, by electronic mail in o able doc men fo ma ( . df ) fo m, o b an o he elec onic mean in ended o preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature. * * * * * IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment to be effective as set forth above. Employee: Signed for and on behalf of COMPASS: By: By: Lars Wilde Name: George J. Goldsmith Title: President and Chief Business Officer Title: Chairman & CE0

Exhibit 10.5

Certificate Of Completion

Envelope Id: 34861F5A7758464F8B3CB2031B743F0F		Status: Completed
Subject: Please DocuSign: Lars Wilde - employment contract Amendment_20210302_v01[5].pdf		
Source Envelope:		
Document Pages: 2	Signatures: 2	Envelope Originator:
Certificate Pages: 5	Initials: 0	Sarah Drummond
AutoNav: Enabled		Wheatsheaf Cottage
EnvelopeId Stamping: Disabled		Wheatsheaf Common
Time Zone: (UTC-08:00) Pacific Time (US & Canada)		Liphook, WA GU307EG
		sarah@compasspathways.com
		IP Address: 86.175.96.110

Record Tracking

Status: Original 3/3/2021 1:14:23 AM	Holder: Sarah Drummond sarah@compasspathways.com	Location: DocuSign

Signer Events	Signature	Timestamp
George J. Goldsmith george@compasspathways.com Chairman & CEO COMPASS Pathfinder Holdings Ltd Security Level: Email, Account Authentication (Required)	George J. Goldsmith Signature Adoption: Pre-selected Style Signature ID: 5649BC54-F9CA-46EB-87B8-414D25CC064F Using IP Address: 212.59.65.156 With Signing Authentication via DocuSign password With Signing Reasons (on each tab): I approve this document	Sent: 3/3/2021 1:24:29 AM Viewed: 3/3/2021 1:34:02 AM Signed: 3/3/2021 1:34:44 AM
Electronic Record and Signature Disclosure: Accepted: 11/6/2020 6:41:55 AM ID: cee39e0c-5d0a-4b69-bbaa-e75de1e54aae		
Lars Wilde lars@compasspathways.com Chief Business Officer COMPASS Pathways Security Level: Email, Account Authentication (Required)	Lars Wilde Signature Adoption: Pre-selected Style Signature ID: E661A8FE-1BA0-4E2B-BD8E-18334C30676E Using IP Address: 2.243.26.152 With Signing Authentication via DocuSign password With Signing Reasons (on each tab): Ich genehmige dieses Dokument	Sent: 3/3/2021 1:34:45 AM Viewed: 3/3/2021 3:51:55 AM Signed: 3/3/2021 4:00:50 AM
Electronic Record and Signature Disclosure: Accepted: 1/28/2021 11:10:44 AM ID: 1f20ac9a-309b-44a3-95f4-abb04a73e88e		

In Person Signer Events	Signature	Timestamp

Editor Delivery Events	Status	Timestamp

Agent Delivery Events	Status	Timestamp

Intermediary Delivery Events	Status	Timestamp

Exhibit 10.5

Certified Delivery Events	Status	Timestamp

Carbon Copy Events	Status	Timestamp

Witness Events	Signature	Timestamp

Notary Events	Signature	Timestamp

Envelope Summary Events	Status	Timestamps
Envelope Sent	Hashed/Encrypted	3/3/2021 1:24:29 AM
Certified Delivered	Security Checked	3/3/2021 3:51:55 AM
Signing Complete	Security Checked	3/3/2021 4:00:50 AM
Completed	Security Checked	3/3/2021 4:00:50 AM

Payment Events	Status	Timestamps

Electronic Record and Signature Disclosure

Exhibit 10.5 Electronic Record and Signature Disclosure created on: 11/5/2020 10:27:04 AM Parties agreed to: George J. Goldsmith, Lars Wilde ELECTRONIC RECORD AND SIGNATURE DISCLOSURE From time to time, COMPASS Pathways (we, us or Company) may be required by law to provide to you certain written notices or disclosures. Described below are the terms and conditions for providing to you such notices and disclosures electronically through the DocuSign system. Please read the information below carefully and thoroughly, and if you can access this information electronically to your satisfaction and agree to this Electronic Record and Signature Disclosure (ERSD), please confirm your agreement by selecting the check-box next to 'I agree to use electronic records and signatures' before clicking 'CONTINUE' within the DocuSign system. Getting paper copies At any time, you may request from us a paper copy of any record provided or made available electronically to you by us. You will have the ability to download and print documents we send to you through the DocuSign system during and immediately after the signing session and, if you elect to create a DocuSign account, you may access the documents for a limited period of time (usually 30 days) after such documents are first sent to you. After such time, if you wish for us to send you paper copies of any such documents from our office to you, you will be charged a $0.00 per-page fee. You may request delivery of such paper copies from us by following the procedure described below. Withdrawing your consent If you decide to receive notices and disclosures from us electronically, you may at any time change your mind and tell us that thereafter you want to receive required notices and disclosures only in paper format. How you must inform us of your decision to receive future notices and disclosure in paper format and withdraw your consent to receive notices and disclosures electronically is described below. Consequences of changing your mind If you elect to receive required notices and disclosures only in paper format, it will slow the speed at which we can complete certain steps in transactions with you and delivering services to you because we will need first to send the required notices or disclosures to you in paper format, and then wait until we receive back from you your acknowledgment of your receipt of such paper notices or disclosures. Further, you will no longer be able to use the DocuSign system to receive required notices and consents electronically from us or to sign electronically documents from us. All notices and disclosures will be sent to you electronically

Exhibit 10.5 Unless you tell us otherwise in accordance with the procedures described herein, we will provide electronically to you through the DocuSign system all required notices, disclosures, authorizations, acknowledgements, and other documents that are required to be provided or made available to you during the course of our relationship with you. To reduce the chance of you inadvertently not receiving any notice or disclosure, we prefer to provide all of the required notices and disclosures to you by the same method and to the same address that you have given us. Thus, you can receive all the disclosures and notices electronically or in paper format through the paper mail delivery system. If you do not agree with this process, please let us know as described below. Please also see the paragraph immediately above that describes the consequences of your electing not to receive delivery of the notices and disclosures electronically from us. How to contact COMPASS Pathways: You may contact us to let us know of your changes as to how we may contact you electronically, to request paper copies of certain information from us, and to withdraw your prior consent to receive notices and disclosures electronically as follows: To contact us by email send messages to: admin@compasspathways.com To advise COMPASS Pathways of your new email address To let us know of a change in your email address where we should send notices and disclosures electronically to you, you must send an email message to us at admin@compasspathways.com and in the body of such request you must state: your previous email address, your new email address. We do not require any other information from you to change your email address. If you created a DocuSign account, you may update it with your new email address through your account preferences. To request paper copies from COMPASS Pathways To request delivery from us of paper copies of the notices and disclosures previously provided by us to you electronically, you must send us an email to admin@compasspathways.com and in the body of such request you must state your email address, full name, mailing address, and telephone number. We will bill you for any fees at that time, if any. To withdraw your consent with COMPASS Pathways To inform us that you no longer wish to receive future notices and disclosures in electronic format you may:

Exhibit 10.5 i. decline to sign a document from within your signing session, and on the subsequent page, select the check-box indicating you wish to withdraw your consent, or you may; ii. send us an email to admin@compasspathways.com and in the body of such request you must state your email, full name, mailing address, and telephone number. We do not need any other information from you to withdraw consent.. The consequences of your withdrawing consent for online documents will be that transactions may take a longer time to process.. Required hardware and software The minimum system requirements for using the DocuSign system may change over time. The current system requirements are found here: https://support.docusign.com/guides/signer-guide- signing-system-requirements. Acknowledging your access and consent to receive and sign documents electronically To confirm to us that you can access this information electronically, which will be similar to other electronic notices and disclosures that we will provide to you, please confirm that you have read this ERSD, and (i) that you are able to print on paper or electronically save this ERSD for your future reference and access; or (ii) that you are able to email this ERSD to an email address where you will be able to print on paper or save it for your future reference and access. Further, if you consent to receiving notices and disclosures exclusively in electronic format as described herein, then select the check-box next to 'I agree to use electronic records and signatures' before clicking 'CONTINUE' within the DocuSign system. By selecting the check-box next to 'I agree to use electronic records and signatures', you confirm that: x You can access and read this Electronic Record and Signature Disclosure; and x You can print on paper this Electronic Record and Signature Disclosure, or save or send this Electronic Record and Disclosure to a location where you can print it, for future reference and access; and x Until or unless you notify COMPASS Pathways as described above, you consent to receive exclusively through electronic means all notices, disclosures, authorizations, acknowledgements, and other documents that are required to be provided or made available to you by COMPASS Pathways during the course of your relationship with COMPASS Pathways.